UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2016 (April 4, 2016)

Date of Report (Date of earliest event reported)

HARTE HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01          Changes in Registrant’s Certifying Accountant.

(a)

Effective April 4, 2016, Harte Hanks, Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm.  The dismissal was approved by the audit committee (the “Audit Committee”) of the Company’s board of directors.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through April 4, 2016, there were no: (a) disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (b) reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of KPMG on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as described in the following paragraph.  The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as described in the following paragraph.

KPMG’s report on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2015 and 2014, contained a separate paragraph stating that “As discussed in Note A to the consolidated financial statements, Harte Hanks, Inc. has changed its method of accounting for deferred income taxes effective January 1, 2014 due to the adoption of FASB ASU 2015-17, Balance Sheet Classification of Deferred Taxes.”  KPMG’s report on the effectiveness of internal control over financial reporting as of December 31, 2015 contained a separate paragraph stating that “Harte Hanks, Inc. acquired 3Q Digital, Inc. during 2015, and management excluded from its assessment of the effectiveness of Harte Hanks, Inc.’s internal control over financial reporting as of December 31, 2015, 3Q Digital, Inc.’s internal control over financial reporting associated with total assets of $7.0 million and total revenues of $17.9 million included in the consolidated financial statements of Harte Hanks, Inc. and subsidiaries as of, and for, the year ended December 31, 2015.  Our audit of internal control over financial reporting of Harte Hanks, Inc. also excluded an evaluation of the internal control over financial reporting of 3Q Digital, Inc.”

The Company provided KPMG with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K prior to its filing, and requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated April 6, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)

Effective April 4, 2016, the Company approved Deloitte & Touche LLP (“Deloitte”) as its new independent registered public accounting firm beginning with the Company’s fiscal year ending December 31, 2016. The change in the Company’s independent registered public accounting firm was approved by the Audit Committee.

During the Company’s two most recent fiscal years ended December 31, 2015 and 2014, and through April 4, 2016, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 9.01          Financial Statements and Exhibits.

(d)

Exhibit Number	Exhibit Title

16.1	Letter from KPMG, dated April 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.

Dated:	April 6, 2016

By:	/s/ Robert L. R. Munden
Senior Vice President,
General Counsel & Secretary